EXECUTIVE ACHIEVEMENT INCENTIVE COMPENSATION PLAN

Section I - Effective Date

The effective date of this Plan shall be January 1, 1998.

Section II - Purpose

The purpose of the Executive Achievement Incentive Compensation Plan is to reward and reinforce the goals of Union Center National Bank for profitable growth and a sound overall financial condition by providing key employees with financial rewards for attainment of such profitability, growth, and sound financial operating condition and the achievement of Plan Participants' of their department and individual goals and objectives.

Section III - Definitions

Definitions of terms as used throughout this Plan document are as follows:

(a) "Award year" means the 12 month period coinciding with the bank's annual accounting period.

(b) "Participant" means an employee selected by the CEO to participate in the Plan.

(c) "Gender". Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and the definition of any terms herein. The singular shall also include the plural.

Section IV Administration

The Plan is administered by the CEO subject to the review by the Compensation Committee and the Board of Directors. The CEO will:

- Recommend the selection of Plan Participants.
- Recommend individual Participant awards.
- Establish the terms and conditions under which awards become payable.
- Establish the timing of award disbursements.
- Approve the annual Bank goals and department and individual objectives that will be the basis of Plan awards

The Board will approve annually the award structure of the Plan and for the CEO and be informed of target awards for Plan Participants.

The Executive Achievement Incentive Compensation Plan for 1998 is described in the appended Exhibit A "An Incentive Compensation Overview for Union Center National Bank, Inc." dated February, 1998.

The Board has full authority to interpret the Plan, to establish or revise rules and regulations relating to the Plan, and to make any determinations necessary to administer the Plan.

Section V - Participation

The selection of Participants, and their respective incentive awards, shall be determined annually by the CEO and approved by the Board. Participants will be notified at the start of the award year. Selection in one plan year does not guarantee selection for subsequent years.

Section VI - Payment of Awards

An incentive fund shall be established for the purposes of determining the total award allocations to individual Participants. Individual Participant awards will be based upon qualitative and quantitative performance measures as determined from year to year.

Incentive awards shall be earned as of the last day of the award year. An individual who terminates prior to year end shall not be eligible for an award. Payment shall be made within ninety days following the end of the award year.

Section VII - Change of Control

In the event of a change of control of the Board of Directors, as defined by more than half of the Board of Directors being replaced within a twelve month period, the value of the incentive fund shall be determined on the date of such change in control. The amounts due Plan Participants will be determined on a pro-rata basis and be based upon results through that date. These amounts then shall be paid within ninety days of the end of that Plan year for those Participants eligible for the Plan on the date of such change of control.

Section VIII- Amendment or Termination

The Board of Directors may, at any time, terminate, modify or amend this Plan. No awards may be made under this Plan if in the judgment of the Board of Directors, the overall financial condition of the Bank warrants such decision.

Section IX- Other Conditions

No right or interest of any participants in the Plan shall be assignable or transferable or subject to any lien, directly, by operative of law, or otherwise including levy, garnishment, attachment, pledge, or bankruptcy. In the event of a participant's death if any award is deemed to be vested, or made at the discretion of the Bank, payment shall be made to the participant's estate.

The receipt of an award under this Plan shall not give any employee any right to continued employment by the Bank, and the right to dismiss any employee is specifically reserved to the Bank. The receipt of an annual award in any year shall not give an employee the right to receive an award in any subsequent year.

The Bank shall have the right to deduct from all payments under this Plan any Federal or State taxes required by law to be withheld with respect to such payments.